Exhibit 11 under Form N-1A
                                              Exhibit 23 under Item 601/Reg. S-K














INDEPENDENT AUDITORS' CONSENT


To the Board of Trustees and Shareholders of

Federated Municipal Opportunities Fund, Inc.:


     We consent to the incorporation by reference in this Post-Effective Amendment No. 22 to Registration Statement (No. 33-11410) of Federated Municipal Opportunities Fund, Inc. of our report dated October 9, 1998 appearing in the Annual Report, and to the reference to us under the heading "Financial Highlights" in the Prospectus, which is a part of such Registration Statement.


/S/DELOITTE & TOUCHE LLP

Deloitte & Touche LLP

Pittsburgh, Pennsylvania

November 23, 1998